Exhibit 31.4

CERTIFICATION OF CHIEF FINANCIAL OFFICER UNDER

SECTION 302 OF THE SARBANES-OXLEY ACT

I, Robert V. Cuddihy, Jr., certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Prophase Labs, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2015

By:	/s/ Robert V. Cuddihy, Jr.
Robert V. Cuddihy, Jr.
Chief Operating Officer and Chief Financial Officer (Principal Accounting and Financial Officer)